Exhibit 5.1

McGuireWoods LLP

One James Center

Richmond, Virginia 23219

December 28, 2011

Board of Directors

Virginia Electric and Power Company

120 Tredegar Street

Richmond, Virginia 23219

Virginia Electric and Power Company

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Virginia Electric and Power Company, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on or about the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of certain Senior Debt Securities, Junior Subordinated Notes (the Senior Debt Securities and Junior Subordinated Notes, collectively, the “Debt Securities”) and Mortgage Bonds (the Mortgage Bonds and Debt Securities, collectively, the “Securities”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

The Securities are described in the Registration Statement and we understand that the Securities will be issued as follows:

(a) the Debt Securities will be issued pursuant to: (i) that certain Senior Indenture dated as of June 1, 1998, between the Company and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Indenture Trustee, as supplemented and amended by the Nineteenth Supplemental and Amending Indenture dated as of November 1, 2008 (as so supplemented and amended, the “Senior Indenture”), by and among the Company, such Indenture Trustee and U.S. Bank National Association, as Series Trustee, and as further supplemented from time to time by supplemental indentures (the “Senior Supplemental Indentures”), each to be entered into by the Company and such Indenture Trustee or such Series Trustee or (ii) that certain Subordinated Note Indenture dated as of August 1, 1995 (the “Subordinated Note Indenture,” and together with the Senior Indenture, collectively, the “Base Indentures”), between the Company and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank and Chemical Bank), as trustee, as supplemented from time to time by supplemental indentures (the “Subordinated Note Supplemental Indentures,” and together with the Senior Supplemental Indentures, collectively, the “Supplemental Indentures”; and each Base Indenture, as supplemented by the applicable Supplemental Indenture, an “Indenture,” and collectively, the “Indentures”), each to be entered into between the Company and such trustee; and

Board of Directors

Virginia Electric and Power Company

December 28, 2011

(b) the Mortgage Bonds will be issued pursuant to that certain Indenture of Mortgage dated as of November 1, 1935 (the “Base Mortgage Indenture”), between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank and The Chase National Bank of the City of New York)), as trustee, as previously supplemented and as further supplemented from time to time (the “Mortgage Supplemental Indentures” and together with the Base Mortgage Indenture, the “Mortgage Indenture”), each to be entered into between the Company and such trustee.

As used herein, the Indentures and the Mortgage Indenture are referred to, collectively, as the “Subject Documents.”

Documents Reviewed

In connection with this opinion letter, we have examined the following documents: (a) the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC and (b) the prospectus contained in the Registration Statement (the “Prospectus”). In addition we have examined and relied upon the following:

(i) a certificate from the assistant secretary of the Company certifying as to (A) true and correct copies of the articles of incorporation and bylaws of the Company (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement and the issuance of the Securities by the Company subject to (1) in the case of each issuance of Securities, a specific further authorization for the issuance, execution, delivery and performance by proper action of the Company’s Board of Directors, an authorized committee or authorized officers (the “Authorizing Resolutions”) with respect to such Securities and (2) the other qualifications set forth therein;

(ii) a certificate dated December 27, 2011 issued by the State Corporation Commission of the Commonwealth of Virginia (the “SCC”), attesting to the corporate status and good standing of the Company in the Commonwealth of Virginia (the “Status Certificate”); and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the law of the Commonwealth of Virginia and the State of New York and the relevant laws of the United States.

Board of Directors

Virginia Electric and Power Company

December 28, 2011

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.

(b) Signatures. The signatures of individuals who have signed or will sign the Subject Documents are genuine and authorized.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d) Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Subject Documents are or will be validly existing and in good standing in their respective jurisdictions of formation and have or will have the capacity and full power and authority to execute, deliver and perform the Subject Documents and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who have signed or will sign each Subject Document will have the legal capacity to execute such Subject Document.

(e) Authorization, Execution and Delivery of Subject Documents. The Subject Documents and the documents required or permitted to be delivered thereunder have been or will be duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be duly executed and delivered by such parties.

(f) Subject Documents Binding on Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder are or will be valid and binding obligations enforceable against the parties thereto in accordance with their terms, except no such assumption is made as to the Company.

(g) Governing Law of Certain Documents. Each Supplemental Indenture and Mortgage Supplemental Indenture will be consistent with the form required by the applicable Base Indenture or the Base Mortgage Indenture, as applicable. Each Supplemental Indenture and the Mortgage Indenture will be governed by the laws of the State of New York.

Board of Directors

Virginia Electric and Power Company

December 28, 2011

(h) Noncontravention. Neither the issuance of the Securities by the issuer thereof or the execution and delivery of the Subject Documents by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, (ii) any law or regulation of any jurisdiction applicable to any such party, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound.

(i) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Securities or to the execution and delivery of the Subject Documents by the parties thereto or the performance by such parties of their obligations thereunder, including without limitation, an order of the SCC with respect to the issuance of the Securities by the Company, will have been obtained or made.

(j) Registration; Trust Indenture Act. The Registration Statement will be effective under the Securities Act and the Indentures will be qualified under the Trust Indenture Act of 1939.

(k) No Mutual Mistake, etc. There has not been, and will not be, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Securities as contemplated by the Registration Statement, Prospectus and any supplements to the Prospectus.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. Based solely upon its Status Certificate, the Company is a validly existing corporation under the laws of the Commonwealth of Virginia, and is in good standing under such laws.

2. Power and Authority. The Company has the corporate power and authority to issue the Securities.

3. Debt Securities. With respect to any Debt Securities, when (i) Authorizing Resolutions with respect to such Debt Securities have been adopted, (ii) the terms of such Debt Securities and for their issuance and sale have been established in conformity with such Authorizing Resolutions and the applicable Indenture, (iii) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (v) such Debt Securities have

Board of Directors

Virginia Electric and Power Company

December 28, 2011

been authenticated in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. Mortgage Bonds. With respect to any Mortgage Bonds, when (i) Authorizing Resolutions with respect to such Mortgage Bonds have been adopted, (ii) the terms of such Mortgage Bonds and for their issuance and sale have been established in conformity with such Authorizing Resolutions and the Mortgage Indenture, (iii) such Mortgage Bonds have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (v) such Mortgage Bonds have been authenticated in accordance with the provisions of the Mortgage Indenture, such Mortgage Bonds will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Matters Excluded from Our Opinions

We express no opinion with respect to the enforceability of any agreement of the Company as may be included in the terms of the Securities or in any Subject Document: (a) relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of the Company, in each case, that is contrary to public policy or applicable law; (b) to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York) (c) to waive any objection to the laying of the venue or to waive the defense of forum non conveniens in any action or proceeding referred to therein, (d) to waive trial by jury (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such waiver); (e) to effect service of process in any particular manner or to establish evidentiary standards; (f) regarding the choice of governing law (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern); (g) providing for establishment of a contractual rate of interest payable after judgment; (h) providing for the severability of provisions therein; (i) providing for arbitration; or (j) to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Board of Directors

Virginia Electric and Power Company

December 28, 2011

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in a Subject Document.

(d) Choice of New York Law and Forum. To the extent that any opinion relates to the enforceability of the choice of New York law or any choice of New York forum provisions of any Subject Document, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401 and 5-1402 (McKinney 2011) and N.Y. CPLR 327(b) (McKinney 2011) and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality. We express no opinion a to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Subject Documents.

(e) Currency Conversion. We advise you that a judgment for money relating to any obligation under a Security or a Subject Document denominated in a currency other than United States dollars ordinarily would be rendered or enforced only in United States dollars by a court of the State of New York or a United States court sitting in the State of New York and applying New York law. The method used to determine the rate of conversion of a foreign currency into United States dollars will depend on various factors.

(f) Enforcement of Security. To the extent that our opinions relate to provisions in the Mortgage Indenture for the enforcement of the security provided for therein, certain of such provisions may be limited by the laws of the jurisdictions in which the collateral, including real property collateral, is located and by the federal law regulating nuclear power generation facilities.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP